CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 20, 2007, relating to the statement of changes in net assets for the year ended December 31, 2006 and financial highlights for each of the years ended December 31, 2003 through December 31, 2006 of LKCM Funds which appear in the December 31, 2007 Annual Report to the Shareholders and Board of Trustees of LKCM Funds, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, WI
April 28, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 20, 2007, relating to the statement of changes in net assets for the year ended December 31, 2006 and the financial highlights for each of the years ended December 31, 2005 and 2006 of LKCM Aquinas Funds which appear in the December 31, 2007 Annual Report to the Shareholders and Board of Trustees of LKCM Funds, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, WI
April 28, 2008